EXHIBIT 23.1



Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33     ) pertaining to the 1992 Nonqualified Stock Option Plan of
BroadBand Technologies, Inc. of our report dated February 7, 1996, with respect to the financial statements of BroadBand Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


/s/Ernst & Young LLP


Raleigh, North Carolina
June 25, 1996